Exhibit 10.20

FIRST AMENDMENT TO THE
CENTRAL BANK SUPPLEMENTAL RETIREMENT
AGREEMENT (2008 RESTATEMENT)
FOR KURT WEISE

This First Amendment is entered into this 23rd day of April 2014 by and between CENTRAL BANK, a corporation organized under the laws of the state of Minnesota (the “Bank”), and KURT WEISE, a resident of the state of Minnesota (the “Employee”).
RECITALS
WHEREAS, the Bank and Employee entered into a nonqualified deferred compensation agreement effective January 1, 1997, which agreement was amended and restated December 30, 2008 to comply with law changes including Internal Revenue Code Section 409A (the “Agreement”); and
WHEREAS, the Employee elected, in accordance with Section 1(c), distribution of his DCA balance upon termination of employment over a 5 year period beginning 60 days after the Employee’s termination of employment; and
WHEREAS, the Bank desires to amend the Agreement to increase the Annual Accrued Benefit payable under the Agreement and to make other clarifying changes to the Agreement.
AGREEMENT
NOW THEREFORE, the parties agree to amend the Agreement as follows:    .

1.	The DCA balance as of December 31, 2012 is $121,294.00 Schedule A is deleted and replaced with-a new Schedule A to read as attached hereto.

2.
Distribution upon the Employee’s termination of employment shall be made only if the termination of employment constitutes a “separation from service” as defined in Treas. Reg. Section 1.409A-l(h)(l) and the parties agree to cooperate so that any post termination services will not affect the “separation from service.”

3.	Except as amended in this First Amendment, the terms and conditions of the Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Supplemental Retirement Agreement as of the date first above written.

CENTRAL BANK			EMPLOYEE

By:	/s/ MITCH W. COOK		/s/ KURT WEISE
Kurt Weise
	Its	President

By:	/s/ KEVIN MURPHY

	Its	Director

SCHEDULE A
TO THE CENTRAL BANK SUPPLEMENTAL RETIREMENT AGREEMENT FOR
KURT WEISE
(As Amended by the First Amendment)

Plan Year	Original Annual Benefit Accrual	Additional Annual Benefit Accrual	Total Annual Benefit Accrual	Total Vested DCA Balance
2013	$13,497	$104,000	$117,497	$238,791
2014	$14,544	$104,000	$118,544	$357,335
2015	$15,674	$104,000	$119,674	$477,009
2016	$16,890		$16,890	$493,899
2017	$18,202		$18,202	$512,101
2018	$19,615		$19,615	$531,716
2019	$21,137		$21,137	$522,853
2020	$22,779		$22,779	$575,632
2021	$24,546		$24,546	$600,178

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